Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Frank Constantinople – SVP, Investor Relations

Tel: +1-203-504-1063

fconstantinople@aircastle.com

The IGB Group

Leon Berman

Tel: +1-212-477-8438

lberman@igbir.com

Aircastle Announces Closing of Secondary Offering

Repurchases 2.5 million Common Shares; Appoints New Chairman

STAMFORD, Conn., Aug. 13, 2012/PRNewswire/ — Aircastle Limited (NYSE: AYR) (the “Company”) announced today the closing of the previously announced underwritten public offering of 9,250,000 common shares on behalf of certain funds managed by affiliates of Fortress Investment Group LLC. As part of the offering, the Ontario Teachers’ Pension Plan acquired 6,200,000 common shares of the Company. Goldman, Sachs & Co. acted as underwriter for the offering.

The Company also announced the closing of the previously disclosed repurchase of 2,500,002 common shares of the Company from certain funds managed by affiliates of Fortress Investment Group LLC in a private, non-underwritten transaction at a cost of $28.5 million.

Wesley R. Edens, who served as Chairman of the Board, and the Company’s Deputy Chairman Joseph P. Adams, both executives at Fortress Investment Group LLC, resigned from the Company’s Board of Directors following the completion of Fortress’s sale of its remaining stake in Aircastle.

The Company also announced the appointment of Peter V. Ueberroth as Chairman of the Board. Mr. Ueberroth has served on Aircastle’s Board of Directors since August 2006. He is currently, and has been since 1989, the Managing Director of Contrarian Group, Inc., an investment and management company.

Ron Wainshal, Aircastle’s CEO, commented, “I would like to express the Board’s gratitude to Wes, Joe and the Fortress team for their significant contributions to Aircastle’s success. We are extremely fortunate Peter has agreed to serve as our Chairman. He’s been a valuable Board member since our IPO and we look forward to continuing to benefit from his significant experience, insight and leadership.”

Mr. Wainshal added, “I believe the 2.5 million share repurchase represents excellent value for our shareholders, and it highlights our commitment to deploy capital in an accretive and disciplined fashion. I’m very excited about these developments, as they enhance the Company’s position and build on our recent investment and capital markets successes.”

About Aircastle Limited

Aircastle Limited acquires, leases and sells high-utility commercial jet aircraft to customers throughout the world. As of June 30, 2012, Aircastle’s aircraft portfolio consisted of 155 aircraft on lease with 67 customers located in 36 countries.

Safe Harbor

Certain items in this press release and other information we provide from time to time, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to our ability to acquire, sell, lease or finance aircraft, raise capital, pay dividends, and increase revenues, earnings, EBITDA and Adjusted Net Income and the global aviation industry and aircraft leasing sector. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle Limited can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from Aircastle Limited’s expectations include, but are not limited to, significant capital markets disruption and volatility, and the significant contraction in the availability of bank financing which may adversely affect our continued ability to obtain additional capital to finance new investments or our working capital needs; volatility in the value of our aircraft; general economic conditions and business conditions affecting demand for aircraft and lease rates; our continued ability to obtain favorable tax treatment in Bermuda, Ireland and other jurisdictions; our ability to pay dividends; high or volatile fuel prices, lack of access to capital, reduced load factors and/or reduced yields, operational disruptions caused by political unrest in North Africa, the Middle East or elsewhere, uncertainties in the Eurozone arising from the sovereign debt crisis and other factors affecting the creditworthiness of our airline customers and their ability to continue to perform their obligations under our leases; termination payments on our interest rate hedges; and other risks detailed from time to time in Aircastle Limited’s filings with the Securities and Exchange Commission (“SEC”), including as previously disclosed in Aircastle’s 2011 Annual Report on Form 10-K, and in our other filings with the SEC, press releases and other communications. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Aircastle Limited expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.